For more

information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS STRONG THIRD QUARTER 2006 EARNINGS

•	DILUTED EARNINGS PER SHARE OF $.49 INCREASED 11% OVER THE THIRD QUARTER 2005
•	RETURN ON AVERAGE EQUITY OF 16.6% IN THE THIRD QUARTER OF 2006
•	SINCE THIRD QUARTER 2005:
➢	18% AND 17% PERIOD END ORGANIC* LOAN AND DEPOSIT GROWTH, RESPECTIVELY
➢	11% GROWTH IN PERIOD-END NON-INTEREST BEARING DEMAND DEPOSITS
•	HIGHEST BUSINESS CUSTOMER SATISFACTION OF ANY BANK IN PORTLAND-VANCOUVER MARKET

Lake Oswego, OR – October 17, 2006 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $7.9 million or $.49 per diluted share for the third quarter of 2006, compared to third quarter 2005 earnings of $6.7 million or $.44 per diluted share. Third quarter 2005 earnings included a State Corporate Income Tax Credit of approximately $.3 million or $.02 per diluted share.

(Dollars in millions except per share data)	2006	2005	% Change

Diluted Earnings Per Share	$0.49	$0.44	11%
Return On Average Equity	16.6%	17.4%

Total Period End Loans	$1,869	$1,517	23%
Total Period End Deposits	$2,007	$1,644	22%

* Total loan and deposit growth less loans and deposits acquired in the Mid-Valley Bank acquisition, respectively. See reconciliation in the financial section below.

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

The Company’s third quarter earnings performance continues to be strong with the return on average equity of 16.6%, and with diluted earnings per share increasing 11% from the same period a year ago,” said Robert D. Sznewajs, President & CEO.

“A highly regarded, national research organization recently recognized West Coast Bank for having the highest business customer satisfaction of any Portland-Vancouver bank. Offering our business customers a wide range of sophisticated and innovative products, such as iDepositTM, rewards cards, and payroll cards, along with a high level of customer service has been acknowledged as a winning combination and our people are proud of this recognition,” Sznewajs continued.

Financial Results:

Period-end loan and deposit growth of 23% and 22% respectively since September 30, 2005, helped generate an 18% or $4.0 million increase in net interest income year-over-year third quarter. The third quarter 2006 net interest margin of 4.89% compressed 16 basis points from the same quarter in 2005, and was heavily influenced by the rise in short-term interest rates during 2006. Quarter end non-interest bearing demand deposits grew 11% from September 30, 2005, and partly offset the net interest margin pressure from the rising short-term interest rates.

Third quarter 2006 total non-interest income rose $1.3 million or 22% from the same quarter of 2005 due to higher payment systems and deposit service charge revenues. The combination of successful strategic product introductions, new branch locations and marketing efforts increased the number of transaction deposit accounts. This growth lifted deposit service charge revenue 25%. Payment systems revenues increased 65% from the third quarter of 2005, including a $.4 million contract adjustment for merchant services. Third quarter 2006 trust and investment revenue fell slightly compared to third quarter last year as investment sales revenue declined 18% in the most recent quarter.

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

Compared to third quarter 2005, total non-interest expense increased $2.7 million or 15% in the current quarter. Personnel expense grew 14% year-over-year third quarter partly reflecting higher performance-based variable compensation, new branches, and additional lending teams. Equipment and occupancy increased 19% combined mainly from technology investments and new branch locations. Higher expenses in the remaining categories were mainly attributed to higher transaction volumes and more locations. Also, the Company recorded pre-tax stock option expense of $.1 million in the third quarter compared to no stock option expense for the same period in 2005, from implementation of Statement of Financial Accounting Standards No. 123 (Revised), “Share- Based Payment,” in the first quarter of 2006.

The third quarter 2006 provision for loan losses of $.6 million increased $.2 million from the same quarter in 2005.

Annualized net charge-offs were 0.02% of average loans in the third quarter of 2006, which compared favorably to third quarter 2005 net charge-offs of 0.15%. Non-performing assets at September 30, 2006, were $2.7 million or .11% of total assets versus $1.7 million or .09% a year ago.

West Coast Bancorp also announced earnings of $21.6 million or $1.38 per diluted share for the nine months ended September 30, 2006. Core earnings* were $17.9 million or $1.17 per diluted share for the same period in 2005.

The following table reconciles GAAP net income to core earnings*, including per-share figures:

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

(Dollars in thousands, except per share data)	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2006	2005	2006	2005
Net income	$7,869	$6,713	$21,561	$17,379
Add back: Impairment charge on securities,
net of tax	-	-	-	803
Subtract: Impact of State corporate income tax credit	-	(274)	-	(274)

Core earnings	$7,869	$6,439	$21,561	$17,908

Diluted Earnings per Share
Net income	$ 0.49	$ 0.44	$ 1.38	$ 1.13
Core earnings	$ 0.49	$ 0.42	$ 1.38	$ 1.17

*Core earnings and core earnings per diluted share are non-GAAP(Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP earnings to exclude (I) the beneficial impact of the State corporate income tax credit in the third quarter 2005 of approximately $.3 million or $.02 per diluted share and (II) the negative impact of a first quarter 2005 impairment charge of approximately $.8 million or $.05 per diluted share. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating results derived from its operations as compared to prior periods.

The Company repurchased 36,200 of its shares at an average cost of $30.11 per share during the third quarter of 2006. At September 30, 2006, approximately 276,000 shares remained available for repurchase under the Company’s share repurchase program.

Other:

The Company will hold a Webcast conference call Wednesday, October 18, at 8:30 a.m. Pacific Time, during which the Company will discuss third quarter 2006 results, review its strategic progress, and provide management’s current expectations for the remainder of 2006.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the 3rd Quarter 2006 Earnings Conference Call” tab . The conference call may also be accessed by dialing 877-604-2074, ID #7029906 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

West Coast Bancorp is a Northwest bank holding company with $2.4 billion in assets, operating 56 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2005, including under the heading "Forward Looking Statement Disclosure" and in Item 1A. Risk Factors.

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

	West Coast Bancorp
	Consolidated Income Statements

(Unaudited)	Three months ended			Nine months ended
(Dollars and shares in thousands)	September 30,		June 30,	September 30,
	2006	2005	2006	2006	2005
Net interest income
Interest and fees on loans	$36,748	$26,264	$32,208	$98,056	$73,401
Interest on investment securities	3,485	2,596	3,261	9,921	7,891
Other interest income	316	298	130	519	389
Total interest income	40,549	29,158	35,599	108,496	81,681
Interest expense on deposit accounts	11,860	5,574	8,425	27,441	13,931
Interest on borrowings including subordinated debentures	2,394	1,312	2,625	7,023	4,576
Total interest expense	14,254	6,886	11,050	34,464	18,507
Net interest income	26,295	22,272	24,549	74,032	63,174

Provision for loan losses	625	400	500	1,533	1,225
Non-interest income
Service charges on deposit accounts	2,897	2,316	2,830	8,262	6,227
Payment systems related revenue	2,116	1,282	1,525	5,000	3,548
Trust and investment services revenues	1,322	1,359	1,408	3,997	3,727
Gains on sales of loans	748	741	692	2,141	2,417
Other	591	764	635	1,875	2,642
Loss on impairment of securities	-	-	-	-	(1,316)
Losses on sales of securities	(206)	(343)	-	(686)	(716)
Total non-interest income	7,468	6,119	7,090	20,589	16,529
Non-interest expense
Salaries and employee benefits	12,209	10,703	11,907	35,223	30,359
Equipment	1,412	1,226	1,367	4,022	3,520
Occupancy	1,855	1,530	1,660	5,127	4,600
Payment systems related expense	666	428	560	1,754	1,224
Professional fees	680	523	609	1,837	2,183
Postage, printing and office supplies	996	713	881	2,639	2,048
Marketing	1,103	998	1,585	3,708	2,628
Communications	372	300	293	982	900
Other non-interest expense	1,845	2,013	1,709	4,994	5,610
Total non-interest expense	21,138	18,434	20,571	60,286	53,072
Income before income taxes	12,000	9,557	10,568	32,802	25,406
Provision for income taxes	4,131	2,844	3,624	11,241	8,027
Net income	$ 7,869	$ 6,713	$6,944	$21,561	$17,379

Basic earnings per share	$ 0.51	$ 0.46	$ 0.47	$1.45	$1.18
Diluted earnings per share	$ 0.49	$ 0.44	$ 0.45	$1.38	$1.13

Weighted average common shares	15,386	14,660	14,737	14,904	14,675
Weighted average diluted shares	16,053	15,370	15,395	15,587	15,355

Tax equivalent net interest income	$26,700	$22,634	$24,926	$75,186	$64,267

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

	West Coast Bancorp
	Consolidated Balance Sheets

	Sept. 30,	Sept. 30,	June 30,
(Dollars and shares in thousands, unaudited)	2006	2005	2006
Assets:
Cash and cash equivalents	$ 119,301	$ 78,539	$ 106,810
Investments	295,753	274,344	300,679
Total loans	1,868,564	1,516,740	1,801,794
Allowance for loan losses	(22,404)	(19,728)	(21,883)
Loans, net	1,846,160	1,497,012	1,779,911
Goodwill and other intangibles	15,182	264	15,334
Other assets	93,045	83,286	92,676
Total assets	$2,369,441	$1,933,445	$2,295,410

Liabilities and Stockholders' Equity:
Demand	$ 508,719	$ 459,831	$ 488,328
Savings and interest-bearing demand	959,209	821,042	884,583
Certificates of deposits	539,319	363,249	477,826
Total deposits	2,007,247	1,644,122	1,850,737
Borrowings and subordinated debentures	146,111	114,300	242,619
Other liabilities	21,827	20,066	17,773
Total liabilities	2,175,185	1,778,488	2,111,129
Stockholders' equity	194,256	154,957	184,281
Total liabilities and stockholders' equity	$2,369,441	$1,933,445	$2,295,410

Common shares outstanding period end	15,532	14,761	15,470
Book value per common share	$ 12.51	$ 10.50	$ 11.91
Tangible book value per common share	$ 11.53	$ 10.48	$ 10.92

	West Coast Bancorp
	Period End Loan Portfolio By Category
	Sept. 30,	Sept. 30,	Change		June 30,
(Dollars in thousands, unaudited)	2006	2005	Amount	%	2006
Commercial loans	$ 452,035	$ 374,054	$ 77,981	21%	$ 437,397
Real estate construction loans	308,886	187,779	121,107	64%	271,160
Real estate mortgage loans	274,812	218,511	56,301	26%	274,245
Real estate commercial loans	805,458	707,032	98,426	14%	790,590
Installment and other consumer loans	27,373	29,364	(1,991)	-7%	28,402
Total loans	$1,868,564	$1,516,740	$351,824	23%	$1,801,794

(Reconciliation to GAAP financial measures)*
Total loans excluding real estate commercial loans	$1,063,106	$ 809,708	$253,398	31%	$1,011,204
Real estate commercial loans	805,458	707,032	98,426	14%	790,590
Total loans	$1,868,564	$1,516,740	$351,824	23%	$1,801,794

*Management uses the non-GAAP information above, internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

	Sept. 30,	Sept. 30,	Change
(Dollars in millions, unaudited)	2006	2005	Amount	%
Total period end loans	$1,868.6	$1,516.7	$351.9	23%
Loans acquired in acquisition	72.8	-	72.8	-
Total period end organic* loans	$1,795.8	$1,516.7	$279.1	18%

Total period end deposits	$2,007.2	$1,644.1	$363.1	22%
Deposits acquired in acquisition	85.5	-	85.5	-
Total period end organic* deposits	$1,921.7	$1,644.1	$277.6	17%
* Total loans and deposits less loans and deposits acquired in Mid-Valley Bank acquisition, respectively.

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

	West Coast Bancorp Financial Information

(Dollars in thousands except for per share data, unaudited)	Third Quarter	Third Quarter	Second Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2006	2005	2006	2006	2005
PERFORMANCE RATIOS
- Return on average assets	1.35%	1.41%	1.33%	1.35%	1.26%
- Return on average common equity	16.56%	17.40%	16.81%	16.83%	15.50%
- Return on average tangible equity	18.02%	17.44%	16.96%	17.41%	15.54%
- Non-interest income to average assets	1.28%	1.29%	1.36%	1.29%	1.20%
- Non-interest expense to average assets	3.63%	3.88%	3.94%	3.78%	3.85%
- Efficiency ratio, tax equivalent	61.5%	63.4%	64.3%	62.5%	64.1%

NET INTEREST MARGIN
- Yield on interest-earning assets	7.50%	6.59%	7.30%	7.29%	6.37%
- Rate on interest-bearing liabilities	3.51%	2.14%	3.03%	3.10%	1.95%
- Net interest spread	3.99%	4.45%	4.27%	4.19%	4.42%
- Net interest margin	4.89%	5.05%	5.06%	5.00%	4.94%

AVERAGE ASSETS
- Investment securities	$ 298,988	$ 247,101	$ 284,659	$ 290,946	$ 256,240

- Commercial loans	$ 449,107	$ 361,771	$ 404,119	$ 411,016	$ 360,810
- Real estate construction loans	287,558	169,914	256,444	256,736	142,875
- Real estate mortgage loans	271,511	220,372	264,288	260,395	217,360
- Real estate commercial loans	801,354	709,822	725,756	744,463	708,935
- Installment and other consumer loans	28,567	29,854	27,909	27,948	32,771
- Total loans	$1,838,097	$1,491,733	$1,678,516	$1,700,558	$1,462,751

- Total interest earning assets	$2,167,250	$1,777,423	$1,977,717	$2,009,767	$1,738,352
- Other assets	143,854	108,797	114,692	123,771	103,818
- Total assets	$2,311,104	$1,886,220	$2,092,409	$2,133,538	$1,842,170

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$ 489,796	$ 442,922	$ 446,421	$ 455,975	$ 409,150
- Interest bearing demand, savings, and money market	925,816	790,375	852,024	868,697	770,988
- Certificates of deposits	504,894	373,197	402,239	431,154	362,479
- Total deposits	$1,920,506	$1,606,494	$1,700,684	$1,755,826	$1,542,617

- Borrowings and subordinated debentures	$ 182,085	$ 112,777	$ 207,988	$ 188,422	$ 135,182

- Total interest bearing liabilities	$1,612,796	$1,276,349	$1,462,251	$1,488,273	$1,268,649
- Other liabilities	509,812	456,816	464,487	474,011	423,660
- Total liabilities	$2,122,608	$1,733,165	$1,926,738	$1,962,284	$1,692,309
- Average common equity	188,496	153,055	165,671	171,254	149,861
- Total average liabilities and common equity	$2,311,104	$1,886,220	$2,092,409	$2,133,538	$1,842,170

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders' equity to average assets	8.16%	8.11%	7.92%	8.03%	8.14%
- Average int. earning assets to int. bearing liabilities	134.4%	139.3%	135.3%	135.0%	137.0%
- Average loans to average assets	79.5%	79.1%	80.2%	79.7%	79.4%
- Interest bearing deposits to assets	61.9%	61.7%	59.9%	60.9%	61.5%

WEST COAST BANCORP REPORTS THIRD QUARTER 2006 EARNINGS

October 17, 2006

	West Coast Bancorp
	Allowance For Loan Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	Sept. 30	Sept. 30	June 30,
(Dollars in thousands, unaudited)	2006	2005	2006
Allowance for loan losses, beginning of period	$21,883	$19,897	$20,642
Provision for loan losses	625	400	500

Charge-offs	330	823	312
Recoveries	226	254	166
Net charge-offs	104	569	146

Allowance for loan losses, from acquisition	-	-	887

Total allowance for loan losses	$22,404	$19,728	$21,883

Net loan charge-offs to average loans (annualized)	0.02%	0.15%	0.03%

	Year to date	Year to date
	Sept. 30,	Sept. 30,
(Dollars in thousands, unaudited)	2006	2005
Allowance for loan losses, beginning of period	$20,469	$18,971
Provision for loan losses	1,533	1,225

Charge-offs	1,147	1,212
Recoveries	662	744
Net Charge-offs	485	468
Allowance for loan losses, from acquisition	887	-

Total allowance for loan losses	$22,404	$19,728
Net loan charge-offs to average loans	0.04%	0.04%
	West Coast Bancorp
	Non-performing Assets
	Sept. 30,	Sept. 30,	June 30,
(Dollars in thousands, unaudited)	2006	2005	2006
Non-accruing loans	$2,652	$1,568	$1,835
90 day delinquencies	-	-	-
Total non-performing loans	2,652	1,568	1,835

Other real estate owned	-	98	-
Total non-performing assets	$2,652	$1,666	$1,835

Allowance for loan losses to total loans	1.20%	1.30%	1.21%
Non-performing loans to total loans	0.14%	0.10%	0.10%
Allowance for loan losses to non-performing loans	845%	1258%	1193%
Non-performing assets to total assets	0.11%	0.09%	0.08%
Allowance for loan losses to non-performing assets	845%	1184%	1193%